Exhibit 99.1

Thomas & Betts Corporation Reports Fourth Quarter Net Earnings of $0.70 Per Share Excluding Unusual Items

2010 Full Year Earnings Guidance of $2.20 to $2.60 per Share

MEMPHIS, Tenn.--(BUSINESS WIRE)--February 2, 2010--Thomas & Betts Corporation (NYSE:TNB):

NOTE: All financial information and period-to-period references are on a continuing operations basis (excluding discontinued operations) unless otherwise noted. References to E.P.S. are on a diluted basis unless otherwise noted. Information on discontinued operations as well as non-GAAP reconciliations can be found in the attached financial tables.

Thomas & Betts Corporation (NYSE:TNB) today reported results for the fourth quarter and year ended December 31, 2009.

Fourth quarter 2009 net earnings from continuing operations were $37.0 million or $0.70 per share, excluding $0.19 per share in unusual items related to: debt refinancing ($0.08 per share), facility consolidation ($0.04 per share) and intangible asset impairment ($0.07 per share). In the prior-year period, net earnings from continuing operations were $44.2 million, or $0.81 per share, excluding a $0.36 per share impairment charge. Reported net earnings from continuing operations were $27.1 million or $0.51 per share compared to $24.3 million or $0.45 per share last year.

Fourth quarter 2009 net sales were $492.8 million, in line with expectations and down 13.8% compared to the fourth quarter 2008.

“We finished 2009 in a position of strength,” said Dominic J. Pileggi, chairman and chief executive officer. “We delivered strong segment earnings of nearly 19% of sales despite continued weakness in global demand. As a company and as individual businesses, we have responded real-time to the demands of today’s economy while strategically managing for the future. During the quarter, we opened a manufacturing facility in the Middle East and positioned ourselves for continued growth in this region’s key industrial markets. Last week, we announced the acquisition of JT Packard, the leading independent service provider for power quality equipment which enhances our existing service capabilities while offering growth opportunities for our industrial and commercial products portfolio.”

Full year 2009 net earnings from continuing operations were $120.3 million, or $2.27 per share, excluding the previously mentioned fourth-quarter unusual items and a charge for environmental remediation taken in the third quarter. In 2008, net earnings from continuing operations were $198.8 million, or $3.48 per share, excluding a net benefit from unusual items of $1.31 per share. Reported net earnings from continuing operations were $107.9 million or $2.04 per share compared to $273.7 million or $4.79 per share last year.

Net sales were $1.9 billion for the full year 2009, down 23.2% compared to 2008.

SEGMENT HIGHLIGHTS:

Consolidated segment earnings were $93.2 million or 18.9% of sales for the fourth quarter 2009, compared to $113.9 million or 19.9% of sales in 2008. For the full year 2009, segment earnings were $335.8 million or 17.7% of sales. In 2008, segment earnings were $486.8 million or 19.7% of sales.

Electrical:

Fourth quarter 2009 Electrical sales were $391.3 million, down 15.8% compared to the prior-year period. For the full year, sales decreased 26.1% to $1.6 billion. The decrease is due to weak global market conditions and lower volumes across virtually all market segments and geographies.

Electrical segment earnings were $75.7 million, or 19.3% of sales, in the fourth quarter and $270.2 million, or 17.4% of sales, for the full year 2009. This compares to $90.6 million or 19.5% in the fourth quarter and $416.7 million or 19.8% of sales for the full year 2008. The full year earnings decline reflects the negative impact of lower sales and production volumes and a stronger U.S. dollar for the majority of the year.

Steel Structures:

Fourth quarter 2009 Steel Structures sales were $66.6 million, down slightly compared to the prior-year period. Sales for both the current and prior-year quarters were positively impacted by delayed shipments of approximately $6 million from the preceding quarter. Full year 2009 sales were $234.5 million, up slightly year over year.

Steel Structures segment earnings were $10.8 million, or 16.2% of sales, in the fourth quarter and $47.4 million, or 20.2% of sales, for the full year 2009. This compares to $14.7 million, or 21.8% of sales, in the fourth quarter and $44.3 million, or 19.1% of sales, for the full year 2008.

HVAC:

Fourth quarter and full year 2009 HVAC segment sales were $34.9 and $109.9 million, a decline of 10.8% and 21.0% respectively.

HVAC earnings were $6.7 million, or 19.2% of sales, in the fourth quarter and $18.2 million, or 16.6% of sales, for the full year 2009. This compares to $8.5 million, or 21.9% of sales, in the fourth quarter and $25.7 million, or 18.5% of sales, for the full year 2008. The decline in both the quarter and full year earnings as a percent of sales is due to lower sales and production volumes.

BALANCE SHEET/LIQUIDITY HIGHLIGHTS:

Free cash flow from operations was $246.8 million (excluding a voluntary pension plan contribution of $50 million) for the full year 2009, with a notable strong performance in the fourth quarter. Focused and effective working capital management again drove the strong cash performance. At year end 2009, working capital was 13.6% percent of sales.

During the quarter, Thomas & Betts issued $250 million of 5.625% senior notes due 2021 and used the net proceeds to retire $125 million of 7.25% notes due 2013 and repay $95 million of outstanding indebtedness on the company’s revolving credit facility. Total debt to total capitalization was 32.3% at year-end 2009, an improvement from 36.6% at year-end 2008, respectively. The company ended 2009 with $479 million in cash and had over $380 million of availability under its existing credit agreements.

FULL YEAR 2010 GUIDANCE:

“2009 was a year filled with challenges – challenges against which we executed aggressively and managed strategically,” said Pileggi. “We responded quickly to the downturn in demand, reducing headcount, cutting expenses and remaining disciplined in managing pricing. At the same time, we continued to invest in our brands and businesses, maintained our focus on working capital and realigned our debt structure to extend its duration at favorable rates. As a result, we entered 2010 with an enhanced cost structure, a strong and flexible balance sheet and a focus on growth.”

“While the major global economies appear to have stabilized, we remain cautious on the macro environment,” continued Pileggi. “We anticipate little year-over-year change in our full year consolidated sales as pockets of growth in certain markets will be offset by declines in others,” “We are currently targeting full year 2010 net earnings from continuing operations in the range of $2.20 to $2.60 per share.”

CORPORATE OVERVIEW

Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating and ventilation units and highly engineered steel structures used for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.

CONFERENCE CALL AND WEBCAST INFORMATION:

Date:	Tuesday, February 2, 2010
Time:	11:00 a.m. Eastern (10:00 a.m. Central)
Phone:	201-689-8341
Access Code:	None
URL:	www.tnb.com (audio only)
Replay:	201-612-7415, account 9517, access code 341837 (through February 9, 2010).

CAUTIONARY STATEMENT

This press release includes forward-looking statements that are identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2008 for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year to Date

	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net sales	$492,794	$571,324	$1,898,700	$2,473,824

Cost of sales	339,852	389,853	1,328,817	1,697,844
Gross profit	152,942	181,471	569,883	775,980
Gross profit - % of net sales	31.0%	31.8%	30.0%	31.4%

Selling, general and administrative	95,322	107,025	372,927	430,717
Selling, general and administrative - % of net sales	19.3%	18.7%	19.6%	17.4%

Intangible asset impairment	5,794	32,700	5,794	32,700

Earnings from operations	51,826	41,746	191,162	312,563
Earnings from operations - % of net sales	10.5%	7.3%	10.1%	12.6%

Interest expense, net	(9,166)	(9,971)	(35,483)	(43,426)
Loss on extinguishment of debt	(6,391)	-	(6,391)	-
Other (expense) income, net	197	(5,321)	1,846	(7,737)
Gain on sale of equity interest	-	-	-	169,684

Earnings before income taxes	36,466	26,454	151,134	431,084

Income tax provision	9,397	2,125	43,224	157,398
Effective tax rate	25.8%	8.0%	28.6%	36.5%

Net earnings from continuing operations	27,069	24,329	107,910	273,686

Loss from discontinued operations, net	-	(7,249)	-	(8,355)

Net earnings	$27,069	$17,080	$107,910	$265,331

Basic earnings (loss) per share:
Continuing operations	$0.52	$0.45	$2.07	$4.84
Discontinued operations	-	(0.14)	-	(0.15)
Net earnings	$0.52	$0.31	$2.07	$4.69

Diluted earnings (loss) per share:
Continuing operations	$0.51	$0.45	$2.04	$4.79
Discontinued operations	-	(0.14)	-	(0.15)
Net earnings	$0.51	$0.31	$2.04	$4.64

Average shares outstanding:
Basic	51,856	54,388	52,244	56,566
Diluted	52,861	54,594	52,958	57,159

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	Quarter Ended		Year to Date

	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net sales:
Electrical	$391,264	$464,739	$1,554,326	$2,103,121
Steel Structures	66,645	67,463	234,462	231,554
HVAC	34,885	39,122	109,912	139,149

Total net sales	$492,794	$571,324	$1,898,700	$2,473,824

Segment earnings:
Electrical	$75,674	$90,639	$270,154	$416,732
Steel Structures	10,803	14,717	47,433	44,336
HVAC	6,708	8,549	18,213	25,693

Total reportable segment earnings	$93,185	$113,905	$335,800	$486,761

Corporate expense	(9,507)	(13,517)	(47,423)	(41,634)
Depreciation and amortization expense	(18,689)	(18,670)	(75,106)	(80,441)
Share-based compensation expense	(7,369)	(7,272)	(16,315)	(19,423)
Intangible asset impairment	(5,794)	(32,700)	(5,794)	(32,700)
Interest expense, net	(9,166)	(9,971)	(35,483)	(43,426)
Loss on extinguishment of debt	(6,391)	-	(6,391)	-
Other (expense) income, net	197	(5,321)	1,846	(7,737)
Gain on sale of equity interest	-	-	-	169,684

Earnings before income taxes	$36,466	$26,454	$151,134	$431,084

Segment earnings - % of net sales:
Electrical	19.3%	19.5%	17.4%	19.8%
Steel Structures	16.2%	21.8%	20.2%	19.1%
HVAC	19.2%	21.9%	16.6%	18.5%
Total	18.9%	19.9%	17.7%	19.7%

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$478,613	$292,494
Restricted cash	2,918	7,971
Receivables, net	197,640	229,160
Inventories	209,268	278,098
Other current assets	55,544	59,070
Total current assets	943,983	866,793

Net property, plant and equipment	296,820	299,077
Goodwill	902,053	880,410
Other intangible assets	243,930	274,672
Investments in unconsolidated companies	5,182	5,050
Other assets	61,439	84,600

Total assets	$2,453,407	$2,410,602

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$522	$148,751
Accounts payable	149,556	180,750
Accrued liabilities	113,654	138,553
Income taxes payable	8,849	7,947
Total current liabilities	272,581	476,001

Long-term debt, net of current maturities	638,014	512,193
Other long-term liabilities	201,603	277,751

Shareholders' equity	1,341,209	1,144,657

Total liabilities and shareholders' equity	$2,453,407	$2,410,602

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year to Date

	December 31,	December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$107,910	$265,331
Adjustments:
Depreciation and amortization	75,106	80,441
Share-based compensation expense	16,315	19,423
Intangible asset impairment	5,794	32,700
Loss on extinguishment of debt	6,391	-
Gain on sale of equity interest	-	(169,684)
Loss on sale of divested business	-	8,067
Changes in operating assets and liabilities, net (a):
Receivables	37,669	44,997
Inventories	74,815	(2,981)
Accounts payable	(36,456)	9,337
Accrued liabilities	(40,109)	(14,521)
Income taxes payable	1,580	6,575
Lamson & Sessions change in control payments	(5,393)	(13,556)
Pension and other postretirement benefits	30,201	6,342
Funding to qualified pension plans	(51,655)	(1,849)
Other	15,694	(12,761)
Net cash provided by (used in) operating activities	237,862	257,861

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(41,106)	(42,094)
Purchases of businesses	-	(90,571)
Proceeds from sale of businesses, net	-	65,378
Proceeds from sale of equity interest, net	-	280,000
Restricted cash used for change in control payments	5,053	8,712
Other	962	2,847
Net cash provided by (used in) investing activities	(35,091)	224,272

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares	(24,907)	(161,461)
Revolving credit facility proceeds (repayments), net	-	(30,000)
Proceeds from issuance of debt	247,965	-
Repayment of debt and other borrowings	(273,760)	(123,718)
Debt issuance costs	(2,607)	-
Redemption premium on early retirement of debt	(3,022)	-
Stock options exercised	2,974	1,883
Other	247	611
Net cash provided by (used in) financing activities	(53,110)	(312,685)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	36,458	(26,880)

Net increase (decrease) in cash and cash equivalents	186,119	142,568
Cash and cash equivalents at beginning of period	292,494	149,926
Cash and cash equivalents at end of period	$478,613	$292,494

Cash payments for interest	$36,940	$47,569
Cash payments for income taxes	$31,240	$154,510

(a) Net of foreign exchange and acquisition effects

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information
(In millions, except E.P.S.)
(Unaudited)

Reconciliation of Unusual Items

	Quarter Ended

	December 31, 2009		December 31, 2008
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations
	$27.1	$ 0.51	$24.3	$ 0.45

Unusual Items:
Debt refinancing	4.1	0.08	-	-
Facility consolidation	2.2	0.04	-	-
Intangible asset impairment	3.6	0.07	19.9	0.36
Total unusual items	9.9	0.19	19.9	0.36

Net earnings from continuing operations excluding unusual items
	$37.0	$ 0.70	$44.2	$ 0.81

	Year to Date

	December 31, 2009		December 31, 2008
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations
	$107.9	$ 2.04	$273.7	$ 4.79

Unusual Items:
Debt refinancing	4.1	0.08	-	-
Facility consolidation	2.2	0.04	-	-
Environmental site remediation	2.5	0.04	-	-
Intangible asset impairment	3.6	0.07	19.9	0.35
Gain on sale of equity interest	-	-	(101.3)	(1.77)
Legal settlement of legacy issues	-	-	(7.5)	(0.13)
Out-of-period non-cash tax charge	-	-	14.0	0.24
Total unusual items	12.4	0.23	(74.9)	(1.31)

Net earnings from continuing operations excluding unusual items
	$120.3	$ 2.27	$198.8	$ 3.48

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In thousands, except ratios)
(Unaudited)

Reconciliation of Free Cash Flow

	Year to Date

	December 31,	December 31,
	2009	2008

Net cash provided by (used in) operating activities	$237,862	$257,861

Less: Purchases of property, plant and equipment	(41,106)	(42,094)

Add: Voluntary pension contribution	50,000	-

Free Cash Flow	$246,756	$215,767

Reconciliation of Working Capital as a Percentage of Sales

	December 31,	December 31,
	2009	2008

Receivables, net	$197,640	$229,160
Inventories	209,268	278,098
Accounts payable	(149,556)	(180,750)
Working capital	$257,352	$326,508

Net sales - rolling 4 quarters	$1,898,700	$2,473,824

Working capital as a percentage of sales	13.6%	13.2%

Reconciliation of Total Debt-to-Total Capitalization

	December 31,	December 31,
	2009	2008

Current maturities of long-term debt	$522	$148,751
Long-term debt, net of current maturities	638,014	512,193
Total debt	638,536	660,944

Shareholders' equity	1,341,209	1,144,657

Total capitalization	$1,979,745	$1,805,601

Total debt-to-total capitalization	32.3%	36.6%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

CONTACT:
Thomas & Betts Corporation
Tricia Bergeron, 901-252-8266
tricia.bergeron@tnb.com